Exhibit 4.1

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of October 29, 2014, by and among Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”), each of the Persons listed on the Schedule of Management Investors attached hereto (collectively referred to herein as the “Management Investors” and each individually as a “Management Investor”), solely for purposes of the second sentence of Section 1A, the first sentence of Section 1B (to the extent such Management Investor is also a director of the Board), Sections 2 – Section 4, Section 8 and, to the extent related thereto, Section 7 and Section 9 of this Agreement, each of the Persons listed on the Schedule of WCP Investors attached hereto (collectively referred to herein as the “WCP Investors” and each individually as a “WCP Investor”), solely for purposes of Sections 1 – Section 4, Section 6, Section 8 and, to the extent related thereto, Section 7 and Section 9, and each of the Persons listed on the Schedule of Bain Investors attached hereto (collectively referred to herein as the “Bain Investors” and each individually as a “Bain Investor”), solely for purposes of the second sentence of Section 1A, Section 1B, the second and third sentences of Section 1C, Section 2, Section 5 – Section 6, Section 8 and, to the extent related thereto, Section 7 and Section 9 of this Agreement, and, when effective in accordance with Section 9M hereof, will amend and restate its entirety the Stockholders Agreement, dated November 1, 2011, by and among the Company, the WCP Investors and the Management Investors, as amended on April 15, 2012 (the “Prior Stockholders Agreement”). The WCP Investors, the Bain Investors and the Management Investors are collectively referred to herein as the “Stockholders” and each individually as a “Stockholder.” The Company and the Stockholders are sometimes collectively referred to herein as the “Parties” and each individually as a “Party.” Capitalized terms used and not otherwise defined herein have the meanings set forth in Section 7.

WHEREAS, the WCP Investors and the Management Investors collectively owned all of the outstanding equity securities of Acadia Healthcare Holdings, LLC, a Delaware limited liability company and previously the sole stockholder of the Company (“Holdings”);

WHEREAS, the Company is party to an Agreement and Plan of Merger, dated as of May 23, 2011 (the “PHC Merger Agreement”), pursuant to which, among other things, PHC, Inc., a Massachusetts corporation, merged with and into Acadia Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, with Acadia Merger Sub, LLC surviving as the surviving corporation in such merger (the “PHC Merger”);

WHEREAS, in connection with the consummation of the transactions contemplated by the PHC Merger Agreement and the dissolution and liquidation of Holdings, each of the Company and the Management Investors agreed to enter into the Prior Stockholders Agreement for the benefit of the WCP Investors for the purposes, among others, of (i) providing the WCP Investors with the right to designate the election of certain members of the board of directors of the Company (the “Board”), (ii) setting forth the agreement of the Management Investors with respect to the voting of their Stockholder Shares, and (iii) limiting the manner and terms pursuant to which the Management Investors may transfer certain of their Stockholder Shares;

WHEREAS, the Company is party to an Agreement and Plan of Merger, dated as of October 29, 2014 (the “Merger Agreement”), pursuant to which, among other things, Copper Acquisition Co., Inc., a Delaware corporation and a subsidiary of the Company, will merge with and into CRC Health Group, Inc., a Delaware corporation; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, each of the Company, the WCP Investors, the Management Investors and the Bain Investors have agreed to enter into this Agreement, which will amend and restate the Prior Stockholders Agreement upon all of the provisions of this Agreement becoming effective in accordance with Section 9M hereof.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1. Board of Directors

1A. Board Composition. Subject to applicable law, the Company shall take all actions customary and reasonably necessary or desirable, so that at the annual meeting of the stockholders of the Company that coincides with the expiration of the current term of the existing Class II directors designated by the WCP Investors pursuant to the Prior Stockholders Agreement (i.e., Kyle Lattner and Reeve Waud) (the “Existing Directors”), one (1) representative designated by the WCP Investors (the “Additional Designee”) shall be nominated for election to the Board for one additional three-year term as a Class II director. Each Stockholder shall vote or cause to be voted all of his, her or its Stockholder Shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other customary and reasonable actions within his, her or its control (whether in such Stockholder’s capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise (unless, in the case of any action in such Stockholder’s capacity as an officer, director or member of a board committee, such action would be inconsistent with such Stockholder’s fiduciary duties under applicable laws), and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) to cause such Additional Designee to be elected to the Board for such additional three-year term as a Class II director.

1B. Board of Directors Reimbursement; Indemnification and Exculpation. The Company shall pay the reasonable out-of-pocket expenses (including travel expenses) incurred by each of the Company’s directors in connection with attending the meetings of the Board and any committee thereof. The Company shall use its best efforts to maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to the Majority Investors, and the Certificate of Incorporation and Bylaws shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law. The Company hereby acknowledges that its directors and officers (collectively, the “D&O Indemnitees”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by a Stockholder or one or more of its Affiliates (collectively, the “Stockholder Indemnitors”). The Company hereby (i) agrees that the Company and any of its Subsidiaries that provides indemnity to the D&O Indemnitees shall be the indemnitor of first resort (i.e., its or their obligations to a D&O Indemnitee shall be primary and any obligation of any Stockholder Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any D&O Indemnitee shall be secondary), and (ii) irrevocably waives, relinquishes and releases the Stockholder Indemnitors from any and all claims against the Stockholder Indemnitors for contribution, subrogation or any other recovery of any kind in respect of any expenses required to be advanced to such D&O Indemnitees by the Company or any such Subsidiary or liabilities for which the Company or any such Subsidiary is required to indemnify such D&O Indemnitees. The Company further agrees that no advancement or payment by the Stockholder Indemnitors on behalf of a D&O Indemnitee with respect to any claim for which such D&O Indemnitee has sought indemnification from the Company, as the case may be, shall affect the foregoing and the Stockholder Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such D&O Indemnitee against the Company solely to the extent the Company was otherwise obligated to make any such advancement or payment to such D&O Indemnitee under the Certificate of Incorporation or Bylaws. The provisions of this Section 1B shall terminate automatically and be no further force and effect (a) with respect to the WCP Investors from and after such time as no person who is a current or former officer, employee, manager, director, member, partner or co-investor of any WCP Investor shall serve as a member of the Board and (b) with respect to the Bain Investors from and after such time as no person who is a current or former officer, employee, manager, director, member, partner or co-investor of any Bain Investor shall serve as a member of the Board.

1C. Vacancy; Removal. If any Existing Director ceases to serve as a member of the Board prior to the expiration of such Existing Director’s current term, the resulting vacancy on the Board shall be filled by a representative designated by the WCP Investors to serve the remainder of such term. If the director appointed pursuant to Section 6.21 of the Merger Agreement (the “Appointed Director”) ceases to serve as a member of the Board prior to the expiration of the term to which the Appointed Director was appointed pursuant to Section 6.21 of the Merger Agreement the resulting vacancy on the Board shall be filled by a representative designated by the Bain Investors to serve the remainder of such term. No Existing Director shall be removed from the Board prior to the expiration of the current term of such Existing Director and no Appointed Director shall be removed from the Board prior to the expiration of the term to which the Appointed Director was appointed pursuant to Section 6.21 of the Merger Agreement without the prior written consent of the Majority WCP Investors or the Majority Bain Investors, as applicable.

Section 2. Representations and Warranties; Conflicting Agreements. Each Stockholder represents that this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms.

Section 3. Transfers of Restricted Common Stock.

3A. Required Consent. No Management Investor shall Transfer any interest in any Restricted Shares without first obtaining the prior written consent of the Majority WCP Investors, which consent may be withheld in the Majority WCP Investors’ sole discretion (the “Required Consent”), except that the Management Investors may Transfer Restricted Shares to their respective Permitted Transferees, provided that such Management Investor retains voting control of such Restricted Shares (such transfers, the “Exempt Transfers”). If any Person acquires Restricted Shares in an Exempt Transfer by virtue of such Person’s qualification as a Permitted Transferee of a transferor, and such Person shall, at any time, cease to be a Permitted Transferee of such transferor, then such Person shall be required to Transfer such Person’s Restricted Shares to a Person that does qualify at the time of such required transfer as a Permitted Transferee of the original transferor.

3B. Additional Restrictions on Transfer.

(i) Execution of Counterpart. Each Transferee of Restricted Shares (including any Permitted Transferee in connection with an Exempt Transfer) shall, as a condition precedent to such Transfer, agree to be bound by the provisions of this Agreement applicable to Management Investors. Notwithstanding the foregoing, any Person who acquires in any manner whatsoever any Restricted Shares, irrespective of whether such Person has agreed to the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement that any predecessor in such Restricted Shares of such Person was subject to or by which such predecessor was bound.

(ii) Notice. In connection with any Transfer or potential Transfer of any Restricted Shares, the holder of such Restricted Shares will deliver written notice to the Company and the WCP Investors describing in reasonable detail the Transfer or proposed Transfer.

(iii) Legal Opinion. No Transfer of Restricted Shares may be made unless such Transfer would not violate any federal securities laws applicable to the Company, the Transferor or the Restricted Shares to be Transferred. Upon reasonable request of the Company or the Majority WCP Investors, the proposing Transferor shall deliver to the Company and the WCP Investors prior to the date of the Transfer an opinion of counsel reasonably acceptable to the Company as to the foregoing.

(iv) No Avoidance of Provisions. No holder of Restricted Shares shall directly or indirectly (i) permit the Transfer of all or any portion of the direct or indirect equity or beneficial interest in such holder or (ii) otherwise seek to avoid the provisions of this Agreement by issuing, or permitting the issuance of, any direct or indirect equity or beneficial interest in such holder, in any such case in a manner which would fail to comply with this Section 3 if such holder had Transferred Restricted Shares directly.

3C. Legend. Each certificate evidencing Restricted Shares and each certificate issued in exchange for or upon the Transfer of any Restricted Shares (if such shares remain Restricted Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF OCTOBER 29, 2014, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF ITS STOCKHOLDERS (THE “STOCKHOLDERS AGREEMENT”). A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Restricted Shares.

3D. Transfer Fees and Expenses. The Transferor and Transferee of any Restricted Shares or other interest in the Company shall be jointly and severally obligated to reimburse the Company and the WCP Investors for all reasonable expenses (including attorneys’ fees and expenses) incurred by the Company or the WCP Investors, as applicable, in connection with any Transfer or proposed Transfer, whether or not consummated.

3E. Void Transfers. Any Transfer of any Restricted Shares in contravention of this Agreement (including, without limitation, the failure of the Transferee to agree to be bound by the provisions of this Agreement applicable to Management Investors) shall be void and ineffectual and shall not bind or be recognized by the Company or any other Person.

Section 4. Lock-Up Agreement. No Management Investor or other holder of Restricted Shares shall (A) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any equity securities of the Company or any of its Subsidiaries, or any securities convertible into or exchangeable or exercisable for such securities (including equity securities of the Company or any of its Subsidiaries that may be deemed to be owned beneficially by such holder in accordance with the rules and regulations of the Securities and Exchange Commission), (B) enter into a transaction which would have the same effect as described in clause (A) above, (C) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any securities referred to in clause (A) above, whether such transaction is to be settled by delivery of such securities, in cash or otherwise (each of (A), (B) and (C) above, a “Sale Transaction”), or (D) publicly disclose the intention to enter into any Sale Transaction, in any such case from the date the Company gives notice to the Management Investors that a preliminary or final prospectus has been circulated for a Public Offering and during the 60 days following the date of the final prospectus for such Public Offering (a “Holdback Period”), except as part of any such Public Offering, unless the underwriters managing such Public Offering otherwise agree in writing. If requested by the managing underwriters, each Management Investor and each other holder of Restricted Shares agrees to execute customary lock-up agreements consistent with the foregoing obligations with the managing underwriter(s) of an underwritten offering with a duration not to exceed the Holdback Period. If (i) the Company issues an earnings release or discloses other material information or a material event relating to the Company occurs during the last 17 days of the Holdback Period or (ii) prior to the expiration of the Holdback Period, the Company announces that it will release earnings results during the 16-day period beginning upon the expiration of such period, then to the extent necessary for a managing or co-managing underwriter of a registered offering required hereunder to comply with FINRA Rule 2711(f)(4), the Holdback Period will be extended until 18 days after the earnings release or disclosure of other material information or the occurrence of the material event, as the case may be (a “Holdback Extension”). The Company may impose stop-transfer instructions with respect to the shares of its common stock (or other securities) subject to the foregoing restriction during any Holdback Period or any period of Holdback Extension.

Section 5. Standstill. During the period commencing on the date this Agreement becomes effective in accordance with Section 9M and ending at the time the Bain Investors and their Affiliates no longer beneficially own any of the voting securities of the Company, each Bain Investor shall not, and shall cause its Affiliates and Representatives, to the extent such Representatives are acting on behalf of such Bain Investor, not to, take any of the following actions; provided, that nothing in this Section 5 shall (x) limit any action required to be taken by an Appointed Director in his or her capacity as a director of the Company to the extent such Appointed Director reasonably believes he or she is required to take such action in order to comply with his or her fiduciary duties in his or her capacity as a director of the Company, (y) prohibit any Bain Investor from voting in any manner (except as otherwise required in order to comply with this Section 5) on matters put to stockholders of the Company for their approval, or (z) limit any Bain Investor’s ability to make confidential suggestions, recommendations or proposals to the Company, the Board or any of the directors of the Company so long as such suggestions, recommendations or proposals would not be reasonably be expected to require the Company to make public disclosure thereof (and if such suggestions, recommendations or proposals would require the Company to make public disclosure such suggestions, recommendations and proposals will be deemed to be immediately and automatically withdrawn and not to have been made):

(i) acquire or agree to acquire (except by way of stock dividends or other distributions or offerings made available to holders of voting securities of the Company generally on a pro rata basis, provided that any such securities so received shall be subject to the provisions hereof), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person (other than an aggregate amount of outstanding voting securities of the Company acquired by a Bain Investor or any of its controlled Affiliates in its ordinary course of business as a result of the acquisition of any portfolio company or other investment entity that owns such securities at the time of such acquisition if such additional securities represent in the aggregate less than two percent (2%) of the then outstanding voting securities of the Company or such acquisition is expressly approved in written resolutions duly adopted by the Board, by joining a partnership, limited partnership, syndicate or other “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act), or otherwise, beneficial ownership of any voting securities of the Company (including any voting securities of the Company beneficially owned by any WCP Investor);

(ii) engage, or in any way participate, in any “solicitation” (as such term is defined in Rule 14a-1(l) under the Securities Exchange Act) of proxies or consents (whether or not relating to the election or removal of directors); seek to advise, encourage or influence any Person with respect to the voting of any voting securities of the Company; initiate, propose or make any stockholder proposals, whether made pursuant to Rule 14a-8 or Rule 14a-4 under the Securities Exchange Act or otherwise; induce or attempt to induce any other Person to initiate any such stockholder proposal; or otherwise communicate to any Person (other than the Company, the Board or any of the directors of the Company) how it intends to vote the voting securities of the Company beneficially owned by such Bain Investor on any matter put to or proposed to be put to the stockholders of the Company for their approval (whether at an annual or special meeting of stockholders of the Company, by written consent or otherwise) or otherwise seek to remove any director of the Company;

(iii) enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into, or otherwise be involved in or part of, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of a substantial portion of the assets of the Company or any of its Subsidiaries, sale or purchase of securities or debt of or similar transactions involving the Company or any of its Subsidiaries; or

(iv) publicly disclose any intention, plan, arrangement or understanding inconsistent with any of the foregoing.

Section 6. Renunciation of Corporate Opportunities.

6A. Scope. The provisions of this Section 6 are set forth to define, to the extent permitted by applicable law, the duties of the Exempted Persons to the Company with respect to certain classes or categories of business opportunities.

6B. Competition and Allocation of Corporate Opportunities. The Exempted Persons shall not, to the extent permitted by applicable law, have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its Subsidiaries. To the fullest extent permitted by applicable law, the Company, on behalf of itself and its Subsidiaries, renounces any interest or expectancy of the Company and its Subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Exempted Persons, even if the opportunity is one that the Company or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and, to the extent permitted by applicable law, each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Company and, to the fullest extent permitted by applicable law, shall not be liable to the Company or any of its Subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another Person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its Subsidiaries.

6C. Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the provisions of Section 6B, a corporate opportunity shall not be deemed to belong to the Company if it is a business opportunity that the Company is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Company’s business or is of no practical advantage to it or that is one in which the Company has no interest or reasonable expectancy.

6D. Amendment of this Article. No amendment of this Section 6 in accordance with the provisions of Section 9B shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities of which such Exempted Person becomes aware prior to such amendment. This Section 6 shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Company under the Certificate of Incorporation, the Bylaws or applicable law.

Section 7. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise, and such “control” will be conclusively presumed if any Person owns ten percent (10%) or more of the voting capital stock or other ownership interests, directly or indirectly, of any other Person. Notwithstanding the foregoing, in no event shall (i) the Company or any of its Subsidiaries, (ii) the Bain Investors, their respective controlling persons or any of the respective portfolio companies (including the Subsidiaries thereof) or Subsidiaries of the Bain Investors or their respective controlling persons, (iii) the Management Investors or (iv) the WCP Investors, their respective controlling persons or any of the portfolio companies (including the Subsidiaries thereof) or Subsidiaries of the WCP Investors or their respective controlling persons, be considered an Affiliate of any other Person or Persons set forth in a different clause among the foregoing clauses (i), (ii), (iii) and (iv).

“Bylaws” means the Amended and Restated Bylaws of Acadia Healthcare Company, Inc., a Delaware corporation, as amended and in effect from time to time in accordance with its terms, applicable law and this Agreement.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Acadia Healthcare Company, Inc., a Delaware corporation, as amended and in effect from time to time in accordance with its terms, applicable law and this Agreement.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Equity Securities” means any (i) capital stock (including the Common Stock) of, or membership, partnership or other equity interests in, the Company or any of its Subsidiaries, (ii) obligations, evidences of indebtedness or other debt or equity securities or interests convertible or exchangeable into such capital stock of or other equity interests in the Company or any of its Subsidiaries and (iii) warrants, options or other rights to purchase or otherwise acquire such capital stock of or other equity interests in the Company or any of its Subsidiaries.

“Exempted Persons” means each WCP Investor and Bain Investor, their respective Affiliates (other than the Company and its Subsidiaries), and all of their respective partners, principals, directors, officers, members, managers and/or employees, including any of the foregoing who serve as officers or directors of the Company.

“Governmental Entity” means (i) any federal, state, local, municipal, foreign or other government; (ii) any governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, entity or self-regulatory organization and any court, arbitration body or other tribunal); (iii) any body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal; or (iv) any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any federal, state, province, local, municipal or foreign government or other political subdivision or otherwise, or any officer or official thereof with requisite authority.

“Majority Bain Investors” means, as of the date of any determination, the Bain Investors holding a majority of the outstanding shares of Common Stock held by all Bain Investors as of such date.

“Majority Investors” means, as of the date of any determination, the Stockholders owning a majority of the outstanding shares of Common Stock owned by all of the Bain Investors and the WCP Investors as of such date.

“Majority WCP Investors” means, as of the date of any determination, the WCP Investors holding a majority of the outstanding shares of Common Stock held by all WCP Investors as of such date.

“Permitted Transferee” means, with respect to any Management Investor, such Management Investor’s spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such Management Investor and/or such Management Investor’s spouse and/or descendants.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Entity.

“Public Offering” means any primary or secondary offering by the Company of its capital stock or other Equity Securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any similar federal statute then in force.

“Restricted Shares” means, with respect to any Management Investor, as of the date of any determination, all Subject Shares held by such Management Investor that are not Unrestricted Shares as of such date.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Stockholder Shares” means (i) any shares of Common Stock or other Equity Securities from time to time purchased or otherwise acquired or held by any Stockholder, (ii) any Common Stock or other Equity Securities from time to time issued or issuable directly or indirectly upon the conversion, exercise or exchange of any securities purchased or otherwise acquired by any Stockholder (excluding options to purchase Common Stock granted by the Company unless and until such options are exercised), and (iii) any other capital stock or other Equity Securities from time to time issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Subject Shares” means, with respect to any Management Investor, all Stockholder Shares purchased or otherwise acquired or held by such Management Investor other than (i) any Stockholder Shares received by such Management Investor as consideration in the PHC Merger, and (ii) any Stockholder Shares purchased or otherwise acquired by such Management Investor after the effective time of the PHC Merger (which, for purposes of clarity, shall not include any Stockholder Shares received by such Management Investor in the distribution or otherwise in connection with the liquidation and dissolution of Holdings).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member, general partner or managing director of such limited liability company, partnership, association or other business entity.

“Transfer” means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest, whether with or without consideration and whether voluntarily or involuntarily or by operation of law. The terms “Transferee,” “Transferred,” and other forms of the word “Transfer” shall have correlative meanings. For the avoidance of doubt, a Transfer of any interest in a trust or other entity shall be deemed a Transfer of Equity Securities for purposes of this Agreement.

“Unrestricted Shares” means, with respect to any Management Investor, as of the date of any determination, a number of such Management Investor’s Subject Shares determined by multiplying (x) the total number of Subject Shares held by such Management Investor as of November 1, 2011 (as appropriately adjusted for stock splits, stock dividends, stock combinations, recapitalizations and the like), by (y) the result of 100% minus the WCP Liquidity Percentage; provided, that (i) from and after November 1, 2014, no fewer than 33% of the Subject Shares held by such Management Investor as of November 1, 2011 shall be Unrestricted Shares, (ii) from and after November 1, 2015, no fewer than 67% of the Subject Shares held by such Management Investor as of November 1, 2011 shall be Unrestricted Shares, and (iii) from and after November 1, 2016, 100% of such Management Investor’s Subject Shares shall be Unrestricted Shares.

“WCP Equity” means (i) the Common Stock held by the WCP Investors on November 1, 2011 and any other Stockholder Shares from time to time issued to or otherwise acquired by the WCP Investors (other than pursuant to purchases made on the open market and not in connection with any private placement by the Company), and (ii) any securities issued with respect to the securities referred to in clause (i) above by way of a stock split, stock dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization. As to any particular securities constituting WCP Equity, such securities shall cease to be WCP Equity when they have been (A) effectively registered under the Securities Act and disposed of for cash in accordance with the registration statement covering them, (B) purchased or otherwise acquired for cash by any Person other than a WCP Investor, or (C) redeemed or repurchased for cash by the Company or any of its Subsidiaries or any designee thereof.

“WCP Liquidity Percentage” means, as of any date of determination, the percentage obtained by dividing (i) the total number of Stockholder Shares constituting WCP Equity as of the date of such determination, by (ii) the total number of Stockholder Shares constituting WCP Equity as of November 1, 2011 (as appropriately adjusted for stock splits, stock dividends, stock combinations, recapitalizations and the like).

Section 8. Expenses.

8A. Expenses. The Company shall pay, and hold each WCP Investor and each Bain Investor (but only, in the case of the Bain Investors and notwithstanding anything in this Agreement to the contrary, the fees, expenses, taxes and other amounts described in this Section 8A that are incurred after the date on which all of the provisions of this Agreement become effective in accordance with Section 9M hereof and that are otherwise subject to this Section 8A) harmless against liability for the payment of (i) the out-of-pocket fees and expenses of such Persons (including the fees and expenses of legal counsel or other third party advisors) arising in connection with (a) any completed or proposed financing, public offering, reorganization, acquisition, merger, sale, recapitalization or similar transaction involving the Company or any of its Subsidiaries or the rendering of any other services by such Persons or their respective Affiliates to the Company or any of its Subsidiaries at the request of the Company or (b) any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement or the other agreements contemplated hereby (including in connection with any completed or proposed financing, public offering, reorganization, acquisition, merger, sale or recapitalization or similar transaction by or involving the Company or any of its Subsidiaries), or (c) the interpretation, investigation and enforcement of the rights granted under this Agreement or the other agreements contemplated hereby, (ii) stamp and other similar taxes which may be payable in respect of the execution and delivery of this Agreement or the other agreements contemplated hereby or thereby or the issuance, delivery or acquisition of any shares of capital stock or other Equity Securities, (iii) the reasonable fees and expenses incurred by each such Person in any filing with any Governmental Entity with respect to its investment in the Company (including in connection with any transaction contemplated by clause (i)(a) above) or in any other filing with any Governmental Entity with respect to the Company or any of its Subsidiaries which mentions such Person, or (iv) all reasonable travel expenses, legal fees and other fees and expenses as have been or may be incurred in connection with any Company-related financing or in connection with the rendering of any other services by such Person or its Affiliates to the Company and its Subsidiaries at the request of the Company (including reasonable fees and expenses incurred in attending meetings of the Board or committees thereof or other Company-related meetings). For the avoidance of doubt, the WCP Investors shall be entitled to reimbursement from the Company for the out-of-pocket fees and expenses incurred by the WCP Investors in connection with their review of the Merger Agreement, this Agreement and the other agreements to be entered into by the Company in connection with the transactions contemplated by the Merger Agreement that were subject to reimbursement by the Company under the Prior Stockholders Agreement. In addition, the Company shall pay, and hold each Management Investor harmless against liability for the payment of (A) the reasonable out-of-pocket fees and expenses of such Management Investor (including the fees and expenses of legal counsel) arising in connection with any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement or the other agreements contemplated hereby, (B) stamp and other similar taxes which may be payable in respect of the execution and delivery of this Agreement or the other agreements contemplated hereby or the issuance, delivery or acquisition of any shares of capital stock or other Equity Securities, or (C) the reasonable fees and expenses incurred by each such Person in any filing with any Governmental Entity with respect to its investment in the Company (including in connection with any transaction contemplated by clause (i)(a) above) or in any other filing with any Governmental Entity with respect to the Company or any of its Subsidiaries which mentions such Person. In the event that any Management Investor is the prevailing party in any dispute arising in connection with the interpretation, investigation and enforcement of the rights granted under this Agreement or the other agreements contemplated hereby, such Management Investor shall be entitled to, and the Company shall pay to such Management Investor, the reasonable costs and expenses (including the reasonable fees and expenses of legal counsel) incurred by such Management Investor in connection with enforcing its rights or defending claims hereunder. Notwithstanding anything in this Agreement to the contrary, to the extent the indemnification and/or reimbursement of any of the foregoing matters is addressed by the Second Amended and Restated Registration Rights Agreement, dated as of the date hereof, by and among the Company, the WCP Investors, the Bain Investors and the Management Investors, such matters shall not be subject to reimbursement or indemnification pursuant to this Section 8A.

8B. No Indemnity. Notwithstanding anything else in this Agreement to the contrary, nothing in this Agreement, the Certificate of Incorporation or the Bylaws shall require the Company or any of its Subsidiaries to indemnify, hold harmless, reimburse or pay the Bain Investors for any liabilities, losses, obligations, costs, fees, expenses, disbursements, taxes or any other amount incurred, suffered, payable or paid by the Bain Investors in anticipation of or in connection with or pursuant to the Merger Agreement or any of the agreements or transactions contemplated by the Merger Agreement or otherwise incurred by the Bain Investors prior to the date on which this Agreement becomes effective in accordance with Section 9M hereof, and the Company and its Subsidiaries shall have no liability under this Agreement to, and do not waive any rights in respect of, the Bain Investors in connection with the Merger Agreement and the other agreements and transactions contemplated thereby.

Section 9. Miscellaneous.

9A. Remedies. Each Party shall have all rights and remedies set forth in the sections of this Agreement to which it is a party, the Certificate of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under applicable law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The Parties hereto agree and acknowledge that each of the other Parties would be irreparably harmed by, and money damages would not be an adequate remedy for, any breach of the provisions of this Agreement to which such Parties are a party, respectively, and that, in addition to any other rights and remedies existing in its favor, each Party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement to which such Party is a party.

9B. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended, and the Company may take any action herein prohibited, or fail to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Parties party to such provisions of this Agreement; provided, that any such amendment, action or failure to perform that requires the consent of the Management Investors hereunder shall only require the prior written consent of Joey Jacobs or his designee, as representative of the Management Investors. No course of dealing between or among the Company, any WCP Investor, any Bain Investor, any Management Investor or any other holder of Equity Securities (including the failure of any such Person to enforce any of the provisions of this Agreement) shall be deemed effective to modify, amend, waive or discharge any part of this Agreement or any rights or obligations of any party hereto under or by reason of this Agreement, and the failure of any party hereto to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach.

9C. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the Parties shall bind and inure to the benefit of the respective successors and assigns of the Parties whether so expressed or not.

9D. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only in such jurisdiction where so found and only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement in such jurisdiction or any provision of this Agreement in any other jurisdiction.

9E. Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by means of facsimile or electronic transmission in portable document format (pdf)), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

9F. Descriptive Headings; Interpretation. The headings and captions used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the phrase “ordinary course of business” shall mean “ordinary course of business consistent with past practice, including with respect to frequency and quantity.” The use of the word “including” herein shall mean “including without limitation.” Any reference to the masculine, feminine or neuter gender shall be deemed to include any gender or all three as appropriate.

9G. Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

9H. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given only (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid) provided that confirmation of delivery is received, (iii) upon machine-generated acknowledgment of receipt after transmittal by facsimile (provided that a confirmation copy is sent via reputable overnight courier service for delivery within two (2) business days thereafter), or (iv) five (5) business days after being mailed to the recipient by certified or registered mail (return receipt requested and postage prepaid). Such notices, demands and other communications shall be sent to the WCP Investors at the addresses set forth on the Schedule of WCP Investors attached hereto, to the Bain Investors at the addresses set forth on the Schedule of Bain Investors attached hereto, to the Management Investors at the addresses set forth on the Schedule of Management Investors attached hereto and to the Company at the address indicated below:

Notices to the Company:

Acadia Healthcare Company, Inc.
830 Crescent Centre Drive, Suite 610
Franklin, Tennessee 37067
Attention:	Chief Executive Officer and General Counsel
Facsimile:	(615) 261-9685

with copies (which shall not constitute notice) to:

Waller Lansden Dortch & Davis, LLP
511 Union Street, Suite 2700
Nashville, Tennessee 37219
Attention:	James H. Nixon III
Facsimile:	(615) 244-6804

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

9I. No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The Parties intend that each covenant and agreement contained herein shall have independent significance. If any Party has breached any covenant or agreement contained herein in any respect, the fact that there exists another covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached shall not detract from or mitigate the fact that such Party is in breach of the first covenant or agreement.

9J. Complete Agreement. This Agreement and the other agreements and instruments referred to herein contain the complete agreement between the Parties with respect to the subject matter hereof and thereof and supersede any prior understandings, agreements and representations by or between the Parties (whether written or oral) which may have related to the subject matter hereof or thereof in any way.

9K. Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may only be instituted in the Court of Chancery of the State of Delaware (or, if such Court of Chancery declines to exercise jurisdiction, the United States District Court located in the State of Delaware), and each Party waives any objection which such Party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9H or the applicable schedules hereto will be effective service of process for any such action, suit or proceeding brought against any Party in any such court.

9L. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9M. Effectiveness. Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not become effective until the Effective Time (as defined in the Merger Agreement).

*        *        *         *        *

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed or caused to be executed on their behalf this Amended and Restated Stockholders Agreement as of the date first written above.

COMPANY

ACADIA HEALTHCARE COMPANY, INC.

By:	/s/ Joey A. Jacobs
Name:	Joey A. Jacobs
Its:	Chief Executive Officer

WCP INVESTORS

WAUD CAPITAL PARTNERS II, L.P.

By:	Waud Capital Partners Management II, L.P.
Its:	General Partner

By:	Waud Capital Partners II, L.L.C.
Its:	General Partner

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	Authorized Signatory

WAUD CAPITAL PARTNERS QP II, L.P.

By:	Waud Capital Partners Management II, L.P.
Its:	General Partner

By:	Waud Capital Partners II, L.L.C.
Its:	General Partner

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed or caused to be executed on their behalf this Amended and Restated Stockholders Agreement as of the date first written above.

WCP INVESTORS

WCP FIF II (ACADIA), L.P.

By:	Waud Capital Partners Management II, L.P.
Its:	General Partner

By:	Waud Capital Partners II, L.L.C.
Its:	General Partner

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	Authorized Signatory

WAUD CAPITAL PARTNERS III, L.P.

By:	Waud Capital Partners Management III, L.P.
Its:	General Partner

By:	Waud Capital Partners III, L.L.C.
Its:	General Partner

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	Authorized Signatory

WAUD CAPITAL PARTNERS QP III, L.P.

By:	Waud Capital Partners Management III, L.P.
Its:	General Partner

By:	Waud Capital Partners III, L.L.C.
Its:	General Partner

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed or caused to be executed on their behalf this Amended and Restated Stockholders Agreement as of the date first written above.

WCP FIF III (ACADIA), L.P.

By:	Waud Capital Partners Management III, L.P.
Its:	General Partner

By:	Waud Capital Partners III, L.L.C.
Its:	General Partner

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	Authorized Signatory

WAUD CAPITAL AFFILIATES II, L.L.C.

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	Authorized Signatory

WAUD CAPITAL AFFILIATES III, L.L.C.

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	Authorized Signatory

WAUD FAMILY PARTNERS, L.P.

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	General Partner

REEVE B. WAUD 2011 FAMILY TRUST

By:	/s/ Cornelius B. Waud
Name:	Cornelius B. Waud
Its:	Trustee

WAUD CAPITAL PARTNERS, LLC

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	General Partner

CRYSTAL COVE LP

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	Sole Manager

REEVE B. WAUD

/s/ Reeve B. Waud

MELISSA WAUD

/s/ Melissa Waud

IN WITNESS WHEREOF, the Parties have executed or caused to be executed on their behalf this Amended and Restated Stockholders Agreement as of the date first written above.

MANAGEMENT INVESTORS:

Name:	Danny Carpenter

/s/ Fred T. Dodd
Name:	Fred T. Dodd

/s/ Christopher L. Howard
Name:	Christopher L. Howard

Name:	Jack E. Polson

Name:	Robert Swinson

Name:	Randall Goldberg

IN WITNESS WHEREOF, the Parties have executed or caused to be executed on their behalf this Amended and Restated Stockholders Agreement as of the date first written above.

MANAGEMENT INVESTORS:

JEREMY BRENT JACOBS GST NON-EXEMPT TRUST U/A/D 04-26-2011

By:	/s/ Joey A. Jacobs
Name:	Joey A. Jacobs
Its:	Trustee

SCOTT DOUGLAS JACOBS GST NON-EXEMPT TRUST U/A/D 04-26-2011

By:	/s/ Joey A. Jacobs
Name:	Joey A. Jacobs
Its:	Trustee

ELIZABETH GRACE TURNER 2011 VESTED TRUST

By:	/s/ Caryn Turner
Name:	Caryn Turner
Its:	Trustee

WILLIAM JESSE TURNER 2011 VESTED TRUST

By:	/s/ Caryn Turner
Name:	Caryn Turner
Its:	Trustee

RAS W. FINCHER II TRUST U/A/D 09-13-2011

By:	/s/ Joey A. Jacobs
Name:	Joey A. Jacobs
Its:	Trustee

MORGAN M. FINCHER TRUST U/A/D 09-13-2011

By:	/s/ Joey A. Jacobs
Name:	Joey A. Jacobs
Its:	Trustee

CODY C. FINCHER TRUST U/A/D 09-13-2011

By:	/s/ Joey A. Jacobs
Name:	Joey A. Jacobs
Its:	Trustee

JACK E. POLSON FAMILY 2013 GRANTOR RETAINED ANNUITY TRUST

By:
Name:	Jack E. Polson
Its:	Trustee

IN WITNESS WHEREOF, the Parties have executed or caused to be executed on their behalf this Amended and Restated Stockholders Agreement as of the date first written above.

MANAGEMENT INVESTORS:

/s/ Joey A. Jacobs
Name:	Joey A. Jacobs

/s/ William Brent Turner
Name:	William Brent Turner

/s/ Ron Fincher
Name:	Ron Fincher

IN WITNESS WHEREOF, the Parties have executed or caused to be executed on their behalf this Amended and Restated Stockholders Agreement as of the date first written above.

BAIN INVESTORS:

BAIN CAPITAL FUND VIII, LLC

By:	Bain Capital Fund VIII, L.P., its sole member

By:	Bain Capital Partners VIII, L.P., its general partner

By:	Bain Capital Investors, LLC, its general partner

By:	/s/ Christopher Gordon
Name: Christopher Gordon
Title: Managing Director

BAIN CAPITAL VIII COINVESTMENT FUND, LLC

By:	Bain Capital VIII Coinvestment Fund, L.P., its sole member

By:	Bain Capital Partners VIII, L.P., its general partner

By:	Bain Capital Investors, LLC, its general partner

By:	/s/ Christopher Gordon
Name: Christopher Gordon
Title: Managing Director

BCIP ASSOCIATES – G

By:	Bain Capital Investors, LLC, its managing partner

By:	/s/ Christopher Gordon
Name: Christopher Gordon
Title: Managing Director

BCIP ASSOCIATES III, LLC

By:	BCIP Associates III, its manager

BY:	Bain Capital Investors, LLC, its managing partner

By:	/s/ Christopher Gordon
Name: Christopher Gordon
Title: Managing Director

IN WITNESS WHEREOF, the Parties have executed or caused to be executed on their behalf this Amended and Restated Stockholders Agreement as of the date first written above.

BAIN INVESTORS:

BCIP T ASSOCIATES III, LLC

By:	Bain Trust Associates III, its manager

BY:	Bain Capital Investors, LLC, its managing partner

By:	/s/ Christopher Gordon
Name: Christopher Gordon
Title: Managing Director

BCIP ASSOCIATES III-B, LLC

By:	BCIP Associates III-B, its manager

BY:	Bain Capital Investors, LLC, its managing partner

By:	/s/ Christopher Gordon
Name: Christopher Gordon
Title: Managing Director

BCIP T ASSOCIATES III-B, LLC

By:	BCIP Trust Associates III-B, its manager

BY:	Bain Capital Investors, LLC, its managing partner

By:	/s/ Christopher Gordon
Name: Christopher Gordon
Title: Managing Director

RGIP, LP

By:	RGIP GP, LLC, its general partner

By:	/s/ Alfred Rose
Name: Alfred Rose
Title: Managing Member

SCHEDULE OF WCP INVESTORS

Waud Capital Partners II, L.P.

Waud Capital Partners QP II, L.P.

WCP FIF II (Acadia), L.P.

Waud Capital Partners III, L.P.

Waud Capital Partners QP III, L.P.

WCP FIF III (Acadia), L.P.

Waud Capital Affiliates II, LLC

Waud Capital Affiliates III, LLC

Waud Family Partners, L.P.

Reeve B. Waud 2011 Family Trust

Waud Capital Partners, LLC

Crystal Cove LP

Reeve B. Waud

Melissa Waud

Notice address for the WCP Investors:	300 North LaSalle Street, Ste. 4900
Chicago, Illinois 60654
Attention: Reeve B. Waud
Mark Flower
Facsimile: (312) 676-8444

SCHEDULE OF MANAGEMENT INVESTORS

Danny Carpenter

Fred T. Dodd

Christopher L. Howard

Jack E. Polson

Robert Swinson

Randall Goldberg

Jeremy Brent Jacobs GST Non-Exempt Trust U/A/D 04-26-2011

Scott Douglas Jacobs GST Non-Exempt Trust U/A/D 04-26-2011

Elizabeth Grace Turner 2011 Vested Trust

William Jesse Turner 2011 Vested Trust

Ras W. Fincher II Trust U/A/D 09-13-2011

Morgan M. Fincher Trust U/A/D 09-13-2011

Cody C. Fincher Trust U/A/D 09-13-2011

Jack E. Polson Family 2013 Grantor Retained Annuity Trust

Joey A. Jacobs

William Brent Turner

Ron Fincher

Notice address for the Management Investors:	c/o Acadia Healthcare Company, Inc.
830 Crescent Centre Drive, Suite 610,
Franklin, TN 37067
Attention: Chief Executive Officer and General Counsel
Facsimile: (615) 261-9685

Or such other address provided in writing by any Management Investor to all other parties hereto.

SCHEDULE OF BAIN INVESTORS

Bain Capital Fund VIII, LLC

Bain Capital VIII Coinvestment Fund, LLC

BCIP Associates III, LLC

BCIP Associates – G

BCIP Associates III-B, LLC

BCIP T Associates III, LLC

BCIP T Associates III-B, LLC

RGIP, LP

Notice address for the Bain Investors:	Bain Capital Partners, LLC
John Hancock Tower
200 Clarendon Street
Boston, MA 02116
Attention: Chris Howard
Facsimile: (617) 516-2010